NELSON MULLINS RILEY & Scarborough, L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP

                                  [LETTERHEAD]


                                             August 3, 2001

ebank.com, Inc.
2410 Paces Ferry Road, Suite 280
Atlanta, Georgia 30339

                  Re:      Registration Statement on Form SB-2

Ladies and Gentlemen:

         We have acted as counsel to ebank.com, Inc. (the "Company") in connection with the filing of a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933. The Registration Statement covers 3,947,999 shares (the "Shares") of the Company's Common Stock, par value $.01 per share, which is either issuable upon the conversion of Series A preferred stock or issuable upon the exercise of warrants. In connection therewith, we have examined such corporate records, certificates of public officials, and other documents and records as we have considered necessary or proper for the purpose of this opinion. In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the completeness and conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such copies, the genuineness of all signatures, and the legal capacity and mental competence of natural persons.

         The opinions set forth herein are limited to the laws of the State of Georgia and applicable federal laws. In addition, this opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards (the "Interpretive Standards") Applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia, which Interpretive Standards are incorporated in this Opinion Letter by this reference.

         Based on the foregoing and subject to the Interpretive Standards, it is our opinion that the Shares have been duly authorized and that, upon issuance by the Company upon conversion of the Series A preferred stock as contemplated by the Articles of Incorporation and, in the case of the shares of common stock to be issued upon exercise of the warrants, upon exercise of such warrants and payment of the exercise prices thereof to the Company in accordance with their terms, the Shares will be validly issued, fully paid and non-assessable.

         This opinion is being rendered to be effective as of the effective date of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                            NELSON MULLINS RILEY & SCARBOROUGH

                                            By: /s/ Neil E. Grayson
                                                --------------------------------
                                                    Neil E. Grayson